EXHIBIT 10.2

AMENDED AND RESTATED AGREEMENT

     This Amended and Restated Agreement is entered into as of this 1st day of March, 2000 between Parametric Technology Corporation, a Massachusetts corporation (the "Company"), and Steven C. Walske (the "Executive"), and amends and restates the Agreement dated June 20, 1990, as amended, between the Company and the Executive.

     WHEREAS, effective March 1, 2000, the Executive is the Chairman of the Board and Chief Business Strategist of the Company; and

     WHEREAS, to provide incentive for the Executive to remain with the Company, the Company desires to make the following arrangements with the Executive concerning his employment;

     NOW, THEREFORE, the Company and the Executive hereby agree as follows:

     1.      Termination Notice. The Company agrees that it may not terminate the employment of the Executive unless it does so for Cause (as defined below) by delivering to the Executive a written notice of such termination of employment (the "Termination Notice").

     2.      Salary.

               (a)      In the event that a Change in Status (as defined below) of the Executive occurs prior to a Termination Notice, the Company and the Executive shall enter into a five-year Employment Agreement in the form attached hereto as Exhibit A, and the Company shall have no obligation to make any payments to the Executive under this Agreement; provided, however, that in the event that the Executive remains employed with the Company for a period of six months following the effective date of a Change in Status, the Company shall pay to the Executive on such six-month anniversary date a one-time amount equal to the most recent fiscal year end bonus paid to the Executive. For purposes of this Agreement, "fiscal year end bonus" shall include all amounts paid to the Executive under any bonus plans or programs of the Company with respect to his services to the Company in the preceding fiscal year.

               (b)      In the event of a termination for Cause, the Executive's salary and benefits shall cease at the time of such termination.

     3.      Stock Options.

               (a)      Effective upon (i) a Change in Control (as defined below) of the Company or (ii) the death or Disability (as defined below) of the Executive, all stock options granted to the Executive and then outstanding under any Stock Option Plan (as defined below) of the Company shall become exercisable in full, notwithstanding any vesting schedule or other provisions to the contrary in the agreements evidencing such options; and the Company and the Executive hereby

-1- agree that such option agreements are hereby and will be deemed amended to give effect to this provision.

               (b)      Effective upon a termination by the Company of the Executive's employment for Cause, each vested stock option under any Stock Option Plan that is held by the Executive on the date of termination of the Executive's employment, to the extent not previously exercised at the date of such termination, shall expire to the extent not exercised within ten (10) days after the date of such termination. All non-vested stock options shall terminate on the date of such termination.

               (c)      Effective upon a Change in Status, the terms of the Employment Agreement attached hereto as Exhibit A shall apply.

     4.      Definitions.

               (a)      The Company shall be deemed to have terminated the Executive's employment for "Cause" if it does so (i) for willful conduct or gross negligence by the Executive which is demonstrably and materially injurious to the Company, or (ii) for the Executive's willful violation of any material provision of any confidentiality, nondisclosure, assignment of invention, noncompetition or similar agreement entered into by the Executive in connection with his employment by the Company. For purposes of this paragraph, no act or failure to act on the Executive's part shall be deemed "willful" unless done or omitted to be done by the Executive not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.

               (b)      A "Change in Control" of the Company shall mean the occurrence of any of the following events: (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than as a result of acquisitions of such securities from the Company); (ii) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered to be a member of the Incumbent Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined

-2- voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

               (c)      "Change in Status" of the Executive shall mean (i) the Company's written notice to the Executive of a Change in Status (which may be effected at any time and for any reason in the Company's sole discretion), after approval by the Board of Directors of the Company, or (ii) the Executive's written notice to the Company of a Change in Status, based on the Executive's good faith belief that any of the following circumstances have occurred: any diminution or change in a manner adverse to the Executive of (A) his title, office or position with the Company, (B) his salary or other benefits, or (C) his duties, responsibilities or employment condition. The Executive may not effect a Change in Status pursuant to subsection (ii)(C) of this paragraph prior to one year from the date hereof.

               (d)      "Disability" shall mean the inability of the Executive, for a period of at least 60 consecutive days, to perform his employment duties as a result of a physical or mental illness or incapacity.

               (e)      A "Stock Option Plan" of the Company shall mean any stock option or equity compensation plan of the Company in effect at any time.

     5.      Term. This Agreement shall continue in effect until February 28, 2003, unless extended by the mutual written consent of the Company and the Executive.

     6.      Successors.

               (a)      This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution.

               (b)      This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

               (c)      The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement.

     7.      Miscellaneous.

               (a)      This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws.

               (b)      This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

               (c)      All notices and other communications hereunder shall be in writing and shall be delivered by hand delivery, by a reputable overnight courier service, or by registered or certified mail, return receipt requested, postage prepaid, in each case addressed as follows:

               If to the Company:

               Parametric Technology Corporation
               128 Technology Drive
               Waltham, MA 02453
               Attention: General Counsel

               If to the Executive:

               Steven C. Walske
               164 Chestnut Hill Road
               Chestnut Hill, MA 02167

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Any Notice or communication shall be deemed to be delivered upon the date of hand delivery, one day following delivery to such overnight courier service, or three days following mailing by registered or certified mail.

     EXECUTED as of the date first written above.

PARAMETRIC TECHNOLOGY CORPORATION

By:	/s/ C. Richard Harrison

C. Richard Harrison President and Chief Executive Officer

/s/ Steven C. Walske

Steven C. Walske

EXHIBIT A

EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is entered into as of [..........] (the "Effective Date") by and between Parametric Technology Corporation (the "Company"), a Massachusetts corporation with its principal place of business at 128 Technology Drive, Waltham, Massachusetts 02453 and Steven C. Walske (the "Executive"), residing at 164 Chestnut Hill Road, Chestnut Hill, MA 02467.

RECITALS

     WHEREAS, the Executive has resigned his position as Chairman of the Board and Chief Business Strategist effective as of the close of business on [..........]; and

     WHEREAS, the Company desires to continue to employ the Executive in the new position of [..........], under the terms and conditions set forth below, effective immediately.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

ARTICLE I
EMPLOYMENT

     The Company hereby agrees to continue to employ the Executive and the Executive hereby agrees to serve the Company in the position of [..........] and to perform such specific duties as may reasonably be assigned to the Executive from time to time by the Chief Executive Officer of the Company for the period commencing on the Effective Date and terminating on [..........], unless earlier terminated as provided herein (the "Employment Period").

ARTICLE II
COMPENSATION

     For services to be rendered by the Executive to the Company pursuant to this Agreement, during the Employment Period the Company shall pay to the Executive the compensation and provide to the Executive the benefits set forth below:

     (i)      Salary: The Company shall pay to the Executive, a bi-weekly salary in the gross amount of $18,461.50.

     (ii)      Executive Benefits: In addition, (A) the Company shall provide to the

-5- Executive benefits under the Company's standard benefit plans pursuant to the same terms and conditions under which the Company makes such benefits available to Executives generally, including health insurance, dental insurance, life insurance, and short-term and long-term disability coverage, and (B) the Executive shall remain eligible to participate in the Company's 401(k) Savings Plan and 2000 Employee Stock Purchase Plan, as well as the Company's 1987 Incentive Stock Option Plan, 1997 Nonstatutory Stock Option Plan and 2000 Equity Incentive Plan (the "Option Plans"), all subject to the terms and conditions of the respective plans.

ARTICLE III
TERMINATION

     3.1      For Cause. The Executive may be terminated from his employment by the Company only for "Cause." "Cause" shall mean, for purposes of this Agreement, (i) willful conduct or gross negligence by the Executive which is demonstrably and materially injurious to the Company, (ii) the Executive's willful violation of Articles VI or VII hereof, and/or (iii) the Executive's becoming a full-time employee with another company; provided, however that the Executive shall be permitted to provide consulting services to entities other than the Company so long as such services are provided in a manner consistent with this Agreement.

     3.2      Without Cause. The Executive may terminate his employment by the Company without cause by providing to the Company fourteen days' prior written notice of such termination.

     3.3      Death. In the event of the death of the Executive during the term hereof, the Executive's employment shall automatically terminate as of the date of his death.

ARTICLE IV
EFFECT OF TERMINATION

     4.1      For Cause. Upon termination of the Executive's employment for Cause, the Executive's salary and benefits specified in Article II shall cease at the time of such termination, provided that the Company shall pay to the Executive, within twenty (20) days after the date of such termination, all amounts accrued under clause (i) of Article II as of the date of such termination. Each vested stock option under the Option Plans that is held by the Executive on the date of termination of the Executive's employment, to the extent not previously exercised at the date of such termination, shall expire to the extent not exercised within ten (10) days after the date of such termination. All non-vested stock options shall terminate on the date of such termination.

     4.2      Without Cause. In the event that the Executive terminates his employment with the Company without Cause, the Executive's salary and benefits specified in Article II shall cease on the date of termination of Executive's employment, provided that the Company shall pay to the Executive, within twenty (20) days after the date of such termination, all amounts

-6- accrued under clause (i) of Article II as of the date of such termination. Each vested stock option under the Option Plans that is held by the Executive on the date of termination of the Executive's employment, to the extent not previously exercised at the date of such termination, shall expire to the extent not exercised within ten (10) days after the date of such termination. All non-vested stock options shall terminate on the date of such termination.

     4.3      Death. Upon termination of the Executive's employment due to the Executive's death, the Executive's salary and benefits specified in Article II shall cease at the time of such termination, provided that the Company shall pay to the Executive's estate, within twenty (20) days after the date of such termination, all amounts then accrued under Article II, clause (i) hereof. Effective upon the termination of Executive's employment, all outstanding stock options under the Option Plans that are held by the Executive shall become exercisable in full, notwithstanding any vesting schedule or other provisions to the contrary in the agreements evidencing such options; and the Company and the Executive hereby agree that such option agreements are hereby amended to give effect to this provision.

     4.4      Expiration of Employment Period. Upon expiration of the Employment Period, the Executive's salary and benefits specified in Article II shall cease, provided that the Company shall pay to the Executive, within twenty (20) days after the date of such expiration, all amounts accrued under clause (i) of Article II as of the date of such expiration. Each vested stock option under the Option Plans that is held by the Executive on the date of expiration of the Employment Period, to the extent not previously exercised as of the date of expiration of the Employment Period, shall expire to the extent not exercised within ten (10) days after the date of expiration of the Employment Period. All non-vested stock options shall terminate on the date of expiration of the Employment Period.

ARTICLE V
CHANGE IN CONTROL

     5.1      Change in Control Defined. A "Change in Control" of the Company shall mean the occurrence of any of the following events: (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than as a result of acquisitions of such securities from the Company); (ii) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered to be a member of the Incumbent Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     5.2      Effect of a Change in Control. Effective upon a Change in Control of the Company, all stock options granted to the Executive and then outstanding under any Option Plan shall become exercisable in full, notwithstanding any vesting schedule or other provisions to the contrary in the agreements evidencing such options; and the Company and the Executive hereby agree that such option agreements are hereby and will be deemed amended to give effect to this provision.

ARTICLE VI
NON-DISPARAGEMENT

     During the Employment Period and thereafter, the Executive agrees to refrain from making any disparaging remarks about the Company, its officers, employees, customers, business partners or products. The provisions of this Article shall survive the termination or expiration of this Agreement.

ARTICLE VII
COMPLIANCE WITH EXISTING AGREEMENT

     The Executive agrees to be bound by all of the terms and conditions contained in that certain Non-Competition, Non-Disclosure and Inventions Agreement signed by the Executive on or about December 1, 1986, by and between the Company and the Executive (the "1986 Agreement"), a copy of which is attached hereto and which is incorporated herein by reference.

ARTICLE VIII
SUCCESSORS AND ASSIGNS

     8.1      Assignment. This Agreement is personal to the Executive and shall not be assignable by the Executive.

     8.2      Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     8.3      Obligations of Successor. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement.

ARTICLE IX
MISCELLANEOUS

     9.1      No Representations. The Executive represents and acknowledges that in executing this Agreement the Executive does not rely and has not relied upon any representation or statement not set forth herein made by the Company or by the Company's agents, representatives, or attorneys with regard to the subject matter, basis or effect of the Agreement or otherwise.

     9.2      Governing Law. This Agreement and any and all litigation that may arise as a result of, based upon, or in connection with this Agreement shall be brought exclusively before a court in Cambridge or Boston, Massachusetts and be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without reference to principles of conflict of laws.

     9.3      Amendment. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     9.4      Counterparts. This Agreement may be executed in one or more counterparts, any one of which shall be deemed to be the original even if the others are not produced.

     9.5      Notices. All notices hereunder shall be in writing and shall be delivered by hand delivery, by a reputable overnight courier service, or by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth above or at such other address as either party shall have furnished to the other in writing in accordance herewith. Any notice shall be deemed to be delivered upon the date of hand delivery, one day following delivery to such overnight courier service, or three days following mailing by registered or certified mail.

     9.6      Captions. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

     9.7      Severability. In case any provision hereof shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not effect any other provision hereof, and the parties agree to substitute for such invalid or unenforceable provision a valid and enforceable provision which most clearly approximates the interest and economic effect of such invalid or unenforceable provision.

     9.8      Entire Agreement. This Agreement, the 1986 Agreement and any outstanding agreements pursuant to the Option Plans, constitutes the entire understanding and agreement between the parties hereto with regard to the subject matter hereof, and fully supersedes all prior understandings and agreements, whether oral or written.

     IN WITNESS WHEREOF, this Agreement has been signed as of the date set forth below.

PARAMETRIC TECHNOLOGY CORPORATION	THE EXECUTIVE

By:
Name:	Steven C. Walske
Title: